Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of XPeng Inc. of our report dated April 17, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in XPeng Inc.’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

September 13, 2024